UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 3, 2018

Commission file number: 333-198615

Po Yuen Cultural Holdings (Hong Kong) Co., Ltd.

(Exact name of Company as specified in its charter)

Nevada	47-1100063
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification number)
Room A, 16/F, Winbase Centre, 208 Queen's Road Central, Sheung Wan, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

(852) 2350 1928

(Company’s Telephone Number, Including Area Code)

NA

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

•                   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•                   Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 8.01 Other Events.

On April 3, 2018, the board of directors of Po Yuen Cultural Holdings (Hong Kong) Co., Ltd. (the “Company”), reacquired 18 million shares of the Company’s common stock from certain shareholders, without consideration, out of the 19 million shares held by this group immediately prior to returning the shares to us, as reflected in the table below. The shares have been returned to the Company as non-voting Treasury stock.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 9, 2018 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 1,412,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Prior Beneficial Ownership	Current Beneficial Ownership	Percent of class
Common	Cheuk Yi Cheung, Director Room A, 16/F, Winbase Centre 208 Queen’s Road Central Sheung Wan, Hong Kong	16,359,000	861,000	61%
Common	Kwok Yuen Luk, CEO and Director Room A, 16/F, Winbase Centre 208 Queen’s Road Central Sheung Wan, Hong Kong	741,000	39,000	2.7%
Common	Peter Tong, CFO, Secretary and Director 218 Tilton Ave #301, San Mateo CA 94401	1,330,000	70,000	5%
	All Officers and Directors as a Group	18,430,000	970,000	68.7%

	Other owners
Common	Kai Chi To 1/F-2/F, No 15 11th Lane, Sha Kok Mei Village, Sai Kung New Territories, Hong Kong	570,000	30,000	2.1%

There are no current arrangements known to the company, the operation of which may, at a subsequent date, result in a further change in control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Po Yuen Cultural Holdings (Hong Kong) Co., Ltd.

By:  /s/Peter Tong

Name:  Peter Tong

Title: Chief Financial Officer, Secretary and Director

Date: April 16, 2018

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